EXHIBIT 99.1

NGP Capital Resources Company Announces First Quarter 2008 Financial Results and Portfolio Activity

HOUSTON, May 5, 2008 (PRIME NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the first quarter ended March 31, 2008.

Highlights for the quarter ended March 31, 2008:

 Stockholders' equity: $245.7 million
 Net asset value per share: $14.04

 Operating Results:
 Net increase in stockholders' equity (net assets) from operations:
  $2.4 million
 Net investment income: $4.1 million
 Net unrealized depreciation on portfolio securities and corporate notes: $1.7 million
 Dividends declared per common share: $0.40

 Portfolio and Investment Activity:
 New investments made in portfolio companies during period:
  $27.5 million
 Total invested in portfolio companies at March 31, 2008:
  $278.6 million
 Number of portfolio companies at March 31, 2008: 15

Portfolio and Investment Activity

Since commencement of our investment operations in November 2004 through March 31, 2008, we have invested $528 million in 24 portfolio companies, and received principal repayments of $249 million. At March 31, 2008, our targeted investment portfolio consisted of 15 portfolio companies totaling $279 million. We had commitments to fund an additional $27 million on total committed amounts of $306 million. At March 31, 2008, the total portfolio was invested as follows: 38.1% in senior secured term loans, 6.9% in senior subordinated secured notes, 0.4% in participating convertible preferred stock, 6.5% in member and partnership units, 11.8% in net profits interest, 32.4% in U.S. Treasury Bills, 1.9% in corporate notes and 2.0% in cash and cash equivalents.

The weighted average yield on targeted portfolio investments was 10.7% at March 31, 2008. The weighted average yield on investments in corporate notes was 5.8% and on investments in U.S. Treasury Bills and cash and cash equivalents was 2.7% as of March 31, 2008. The weighted average yield on our total capital invested at March 31, 2008 was 7.8%.

Operating Results - Quarter ended March 31, 2008

Investment income totaled $9.5 million for the quarter ended March 31, 2008, with $8.2 million attributable to our targeted portfolio investments and $1.3 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the quarter ended March 31, 2008 were $5.4 million and included $1.8 million of management fees, $2.4 million of interest and credit facility fees and $1.2 million of general and administrative expenses. The resulting net investment income was $4.1 million. We experienced net unrealized depreciation of $1.7 million, consisting of a $1.5 million net decrease in the fair values of our targeted investments and a $0.2 million decrease in market prices of our investments in corporate notes. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $2.4 million, or $0.14 per share. After giving effect to the $0.40 per common share dividend declared during the quarter, stockholders' equity (net assets) per share as of March 31, 2008 was $14.04.

Subsequent Events

On April 30, 2008, the Company closed a $30 million Senior Secured Credit Facility (the "Facility") with Greenleaf Investments LLC, a private company based in Victoria, Texas ("Greenleaf"). The Company acted as agent and sole lender for the Facility. Initial availability under the Facility is $12.5 million with approximately $10.5 million funded at closing. The Facility is secured by first liens on substantially all of Greenleaf's assets. As partial consideration for providing the Facility, the Company received an overriding royalty interest in Greenleaf's properties. Proceeds from the Facility will be used by Greenleaf to acquire certain properties in Victoria County, Texas, to develop additional oil and gas properties and to fund capital expenditures. Greenleaf is an oil and gas producer with interests in production located along the Texas Gulf Coast.

Also on April 30, 2008, the Company made a follow-on investment in an existing portfolio company, Tammany Oil & Gas, LLC. Availability under the facility was increased from $30.0 million to $34.0 million. The Company funded an additional $6.2 million, which was used to acquire certain producing properties in the federal waters of the Gulf of Mexico. Following the investment, there is approximately $29.5 million outstanding under the facility.

Following these transactions, the Company has committed and made available approximately $354.8 million to 16 portfolio companies, of which approximately $296.2 million is currently outstanding.

Conference Call at 11:00 a.m. Eastern Time on May 5, 2008

The Company invites all interested persons to participate in its conference call on May 5, 2008 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 675-4755. International callers should dial (719) 325-4919. The pass code for the conference call is 7367543.

The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on May 5, 2008 through midnight May 12, 2008. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 7367543.

                     NGP CAPITAL RESOURCES COMPANY
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                            March 31,     December 31,
                                              2008            2007
                                          ------------    ------------
 Assets
   Investments in portfolio securities
    at fair value (cost: $277,740,755
    and $277,947,454, respectively)       $282,559,223    $284,228,573
   Investments in corporate notes at
    fair value (cost: $11,620,610 and
    $11,631,599, respectively)               8,661,000       8,955,500
   Investments in U.S. Treasury Bills,
    at amortized cost which
    approximates fair value                143,978,220     163,925,625
                                          ------------    ------------
     Total investments                     435,198,443     457,109,698
                                          ------------    ------------

   Cash and cash equivalents                 8,744,574      18,437,115
   Accounts receivable                          29,373          17,569
   Interest receivable                         877,410         647,839
   Prepaid assets                            1,714,153       2,020,655
                                          ------------    ------------

     Total assets                         $446,563,953    $478,232,876
                                          ============    ============

 Liabilities and stockholders' equity
  (net assets)
 Current liabilities
   Accounts payable                       $    510,915    $    928,761
   Management and incentive fees
    payable                                  2,148,721       2,032,107
   Dividends payable                         7,000,133       9,012,671
                                          ------------    ------------
     Total current liabilities               9,659,769      11,973,539
                                          ------------    ------------

 Long-term debt                            191,250,000     216,000,000
                                          ------------    ------------

 Total liabilities                         200,909,769     227,973,539
                                          ------------    ------------

 Commitments and contingencies

 Stockholders' equity (net assets)
   Common stock, $.001 par value,
    250,000,000 shares authorized;
    17,500,332 and 17,500,332 issued
    and 17,500,332 and 17,500,332
    outstanding, respectively                   17,500          17,500
   Paid-in capital in excess of par        245,881,078     245,881,078
   Undistributed net investment
    income (loss)                           (2,962,385)       (103,394)
   Undistributed net realized capital
    gain (loss)                                859,133         859,133
   Net unrealized appreciation
    (depreciation) of portfolio
    securities and corporate notes           1,858,858       3,605,020
                                          ------------    ------------

     Total stockholders' equity
      (net assets)                         245,654,184     250,259,337
                                          ------------    ------------

 Total liabilities and stockholders'
  equity (net assets)                     $446,563,953    $478,232,876
                                          ============    ============

 Net asset value per share                $      14.04    $      14.30
                                          ============    ============

                     NGP CAPITAL RESOURCES COMPANY
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

                                           For the Three Months Ended
                                          ----------------------------
                                            March 31,       March 31,
                                              2008            2007
                                          ------------    ------------
                                           (unaudited)     (unaudited)
                                          ------------    ------------
 Investment income
   Interest income                        $  9,497,966    $  8,421,255
   Other income                                 40,370          55,507
                                          ------------    ------------

     Total investment income                 9,538,336       8,476,762
                                          ------------    ------------

 Operating expenses
   Management fees                           1,800,206       1,564,509
   Professional fees                           208,979         153,596
   Insurance expense                           198,817         132,423
   Interest expense and fees                 2,441,076       1,557,196
   State franchise taxes                         9,516              --
   Other general and administrative
    expenses                                   738,600         651,553
                                          ------------    ------------

     Total operating expenses                5,397,194       4,059,277
                                          ------------    ------------

 Net investment income (loss)                4,141,142       4,417,485

 Net increase (decrease) in unrealized
  appreciation (depreciation) on
  portfolio securities and corporate
  notes                                     (1,746,162)      3,729,986
                                          ------------    ------------

 Net increase (decrease) in
  stockholders' equity (net assets)
  resulting from operations               $  2,394,980    $  8,147,471
                                          ============    ============

 Net increase (decrease) in
  stockholders' equity (net assets)
  resulting from operations per common
  share                                   $       0.14    $       0.47
                                          ============    ============

 Per Share Data                            For the Three Months Ended
                                            March 31,       March 31,
                                              2008            2007
                                           (unaudited)     (unaudited)
                                          ------------    ------------

 Net asset value, beginning of period     $      14.30    $      13.96

 Net investment income                            0.24            0.25
 Net realized and unrealized gain
  (loss) on portfolio securities                 (0.10)           0.22
                                          ------------    ------------
 Net increase in stockholders' equity
  (net assets) resulting from operations          0.14            0.47
                                          ------------    ------------

 Net asset value before dividends                14.44           14.43

 Dividends declared                              (0.40)          (0.27)
                                          ------------    ------------

 Net asset value, end of period           $      14.04    $      14.16
                                          ============    ============

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with $9.3 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com) or Dan Schockling (dschockling@ngpcrc.com), 713-752-0062.

CONTACT:  NGP Capital Resources Company
          Investor Relations Contact:
          Steve Gardner
          713-752-0062
          investor_relations@ngpcrc.com